UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 7, 2007
LEINER HEALTH PRODUCTS INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-33121 (Commission File Number)	95-3431709 (IRS Employer Identification Number)

901 East 233rd Street, Carson, California (Address of principal executive offices)		90745 (Zip Code)
Registrant’s telephone number, including area code (310) 835-8400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On June 7, 2007, Leiner Health Products Inc. (the “Company”) announced a plan to consolidate its manufacturing and packaging operations. The consolidation plan calls for the consolidation of the Company’s Fort Mill, South Carolina manufacturing and packaging operation into other Company facilities. Although the Fort Mill facility will continue to distribute products to customers, Fort Mill manufacturing assignments will be transitioned to the Company’s Wilson, North Carolina and Garden Grove, California facilities, and the Fort Mill packaging operations will be transitioned to the Company’s Carson, California facility. The Company will continue to manufacture over-the-counter (“OTC”) products in its Wilson, North Carolina facility. The consolidation will result in the elimination of approximately 540 employee positions and is expected to be completed by September 30, 2007. This consolidation plan is designed to align the Company’s operating expenses with management’s revenue expectation for fiscal years 2008 and 2009, which have been revised following recent events affecting the Company’s OTC business. The Company reaffirmed its commitment to ensuring alignment with the Food and Drug Administration as it moves to resume OTC production and distribution.
     The Company estimates that it will record, in accordance with FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146), total charges of approximately $ 22.0 to $ 27.0 million in connection with the consolidation of its manufacturing and packaging operations, consisting of:
•	asset relocation and related costs of approximately $ 5.0 to $ 6.0 million,

•	severance, relocation and other employee related costs of approximately $ 9.0 to $ 11.0 million, and

•	facility consolidation and other contractual costs of approximately $ 8.0 to $ 10.0 million.
     The Company estimates that all of the above charges will be incurred as future cash expenditures. In addition, the Company expects to spend $4.0 to $5.0 million on leasehold improvements to accommodate equipment movement which will be capitalized during fiscal year 2008. Also, the Company will record a non-cash expense related to the write down of certain assets in the fourth quarter of its fiscal year 2007 as a result of certain events leading up to the OTC manufacturing interruption referenced herein. This non-cash write-down expense will be included in the Company’s Annual Report on Form 10-K.
     The Company believes that the alignment of capacity and cost structure with the Company’s expected product mix and revenue stream is in the best interests of its constituents. These changes to the Company’s OTC business are intended to enable the Company to emerge as a quality, highly competitive OTC supplier.
     A copy of the Company’s press release, dated June 7, 2007, announcing the consolidation plan is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

     Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements are indicated by words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or similar expressions. In particular, this Current Report on Form 8-K contains forward-looking statements about management estimates of the charges expected to be incurred with the consolidation of certain manufacturing and packaging operations and the nature of charges to be incurred. These statements are based upon information available to management as of the date hereof. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including, but not limited to, higher than expected consolidation expenses, a delay in implementation of the consolidation and other risks and uncertainties. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
Item 8.01 Other Events.
     Conference Call Information
     The Company will hold a conference call to discuss the matters raised in this Current Report on Form 8-K on Friday, June 8, 2007, at 11:00 a.m. Eastern Time. The dial-in number for the conference call is 877-278-2335. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from June 8, 2007, at 2:00 p.m. Eastern Time through June 15, 2007, and can be accessed by dialing 800-642-1687, conference ID # 3601478.
Item 9.01 Financial Statements and Exhibits
           (c) Exhibits
                     99.1            Press Release dated June 7, 2007.
     The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference in a future filing under such Acts.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.
By:	/s/ Tae J. Rhee

Tae J. Rhee Senior Vice President and General Counsel

Date June 7, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 7, 2007.